ACM Government Securities Fund                          Exhibit 77C
811-5402



The Annual Meeting of Shareholders of ACM Government Securities Fund, Inc. was held on July 10, 1997. A description of each proposal and number of shares voted at the meeting are as follows:

1. To Elect Directors:  Shares Voted For        Withheld Authority
   Class Three Directors
   (term expires 2000)

   Ruth Block                     70,140,072            1,017,983
   John D. Carifa                 70,169,068              988,987
   Robert C. White                70,117,141            1,040,914

   Class One Director
   (term expires in 1998)

   Donald J. Robinson     70,216,638              941,417


2. To ratify the selection       Shares Shares Voted     Shares
   of Ernst & Young LLP         Voted For   Against             Abstained
   as the Fund's independent
   auditors for the Fund's
   fiscal year ending
   October 31, 1997.    70,216,638      268,060 756,032



ACM Government Securities Fund, Inc.                    Exhibit 77Q2
811-5402


During the Fund's most recently completed fiscal year ended October 31, 1997, the following individual filed a late initial report on Form 3.


					  Number of           Number of Late
Name                     Title            Late Reports        Transactions


Kathleen A. Corbet   Senior VP                       1                 0

Paul J. DeNoon          VP                           1                 0







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